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                                                                Exhibit 10.7


                       MULTIPLE ZONES INTERNATIONAL, INC.
                           MANAGEMENT INCENTIVE PLAN


         MULTIPLE ZONES INTERNATIONAL, INC., a Washington corporation (the "Company"), hereby establishes and sets forth the terms of the MULTIPLE ZONES INTERNATIONAL, INC. MANAGEMENT INCENTIVE PLAN (the "Plan"), which for reference purposes will be dated January 1, 1996.

         1. PURPOSE OF PLAN. The purpose of the Plan is to enable the Company to attract, retain and motivate key management employees of the highest caliber.

         2. DEFINITIONS. Capitalized terms used in the Plan shall have the following meanings (whether used in the singular or plural):

                 "Board" means the Board of Directors of the Company as constituted from time to time during the term of the Plan.

                 "Committee" means the Compensation Committee of the Board as constituted from time to time during the term of the Plan.

                 "Participant" is defined in Section 3.

                 "Plan Year" means each calendar year during the term of the Plan.

         3. PARTICIPANTS. The individuals entitled to participate in the Plan (the "Participants") are (a) each officer of the Company; (b) the Company's controller and each other employee of the Company at the director level; (c) each other employee of the Company at the manager level; and (d) each other employee of the Company that the Committee may from time to time designate for participation in the Plan during a Plan Year. An individual in one of the foregoing categories who is first employed by the Company following the first day of a Plan Year shall be a Participant only if first employed prior to September 30 of the Plan Year (in which case payments to the individual under the Plan shall be subject to the last sentence of each of
Section 5.3 and Section 5.4).

         4. PERFORMANCE CRITERIA; BONUSES. For each Plan Year during the term of the Plan, the Committee shall establish and communicate to the Participants for that Plan Year specific goals for financial performance by the Company. The Committee may also, in its discretion, establish individual performance goals for one or more Participants or provide that bonuses under the Plan will vary depending on the Committee's evaluation of overall individual performance by those Participants. The Committee shall also specify the specific bonuses to which Participants will be entitled if the performance criteria are achieved. Bonus amounts shall be a specific percentage of the base salaries of the Participants and may vary from Participant to Participant or based on the extent to which the performance criteria are achieved.

         5.      DETERMINATION OF ACHIEVEMENT OF PERFORMANCE CRITERIA.

                 5.1 Achievement of performance criteria will be determined quarterly for each calendar quarter of each Plan Year. The Committee shall establish such procedures as it deems necessary to determine quarterly achievement of financial performance goals for the Company as well as any applicable individual performance criteria. Unless otherwise determined by the Committee, achievement of financial performance goals for the Company shall be based on year-to-date financial performance.

                 5.2 Achievement of financial performance goals for the Company will be determined based on the financial statements of the Company prepared for financial accounting purposes. The final determination of the extent to which such financial performance goals have been achieved will be made at such time as the Board approves such financial statements.

                 5.3 If performance criteria for a Participant are achieved for a calendar quarter, the Company shall pay the Participant a bonus equal to (a) one-half ( 1/2), times (b) the specific bonus percentage applicable to the level of performance achieved, times (c) the Participant's quarterly rate of base salary (computed based on the rate of salary in effect at the end of the calendar quarter). The bonus shall be paid within fifteen
(15) days following the Board's approval of the financial statements for the calendar quarter. A Participant will be entitled to a bonus for a calendar quarter only if he or she was employed by the Company during the entire calendar quarter.
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                 5.4      Following the end of each Plan Year, the Committee
will determine any final bonuses due under the Plan. If performance criteria for a Participant are achieved for the Plan Year, the Company shall pay the Participant a final bonus equal to (a) the specific bonus percentage applicable to the level of performance achieved, times (b) the Participant's annual rate of base salary (computed based on the rate of salary in effect at the end of the Plan Year), which shall be reduced by the amount of any quarterly bonuses paid to the Participant with respect to the Plan Year under Section 5.3. The final bonus shall be paid within fifteen (15) days following completion of the audit, and the Board's approval, of the Company's financial statements for the Plan Year. If a Participant was not employed by the Company for an entire Plan Year, any final bonus otherwise payable under this Section 5.4 shall be prorated based on the number of full calendar quarters that he or she was employed by the Company during the Plan Year.

                 5.5 A Participant will be entitled to a quarterly or final bonus payment only if he or she is employed by the Company at the time the Board approves the quarterly or annual financial statements, as the case may be, on the basis of which achievement of financial performance goals for the Company was determined.

         6.      ADMINISTRATION OF THE PLAN.

                 6.1 The Plan will be administered by the Committee. A majority of the members of the Committee will constitute a quorum. All actions of the Committee will require the affirmative vote of members who constitute a majority of the quorum.

                 6.2 The Committee shall have the authority (a) to administer the Plan in accordance with its express terms; (b) to resolve all questions arising in connection with the administration, interpretation, and application of the Plan; (c) to correct any defect, supply any information and reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; (d) to prescribe, amend and rescind rules and regulations relating to the administration of the Plan; and (e) to make all other determinations necessary or advisable for administration of the Plan. All determinations on all matters referred to in this Section 6.2, and on all other matters where the Committee is granted authority under the Plan to exercise discretion or make determinations, shall be made by the Committee, in its sole and absolute discretion, and shall, in the absence of bad faith, be final, conclusive and binding upon the Participants and all other persons having any interest in the Plan. The Committee will have all powers necessary or appropriate to accomplish its duties under the Plan.

         7. NONTRANSFERABILITY. No Participant or other person shall have any right to sell, assign, pledge or otherwise transfer any rights that the Participant or the other person may have under the Plan, and any attempt to do so shall be void.

         8.      TERM OF PLAN; AMENDMENT AND TERMINATION.

                 8.1 The initial term of the Plan will be the Plan Year ending December 31, 1996. The Plan will continue from Plan Year to Plan Year thereafter until terminated by the Board.

                 8.2 The Board may at any time terminate the Plan or amend its terms; PROVIDED, HOWEVER, that termination or amendment of the Plan shall not alter or impair any rights or obligations with respect to any bonuses for a Plan Year based on performance criteria that have already been communicated to Participants.

         9.      MISCELLANEOUS PROVISIONS.

                 9.1 Nothing contained in the Plan shall obligate the Company to employ a Participant for any period, nor shall the Plan interfere in any way with the right of the Company to reduce a Participant's compensation.

                 9.2 Subject to Section 7, the provisions of the Plan shall inure to the benefit of and be binding upon each Participant and his or her heirs, successors and assigns.

                 9.3 Where the context so requires, references in the Plan to the singular shall include the plural, and vice versa, and references to a particular gender shall include either or both additional genders.

                 9.4 The Plan shall be construed, administered and enforced in accordance with the laws of the United States, to the extent applicable, as well as the laws of the State of Washington.





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